UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, 6th Floor

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 822-4429

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed with the Securities and Exchange Commission on May 7, 2010, Nighthawk Radiology Holdings, Inc., (the “Company”) and St. Paul Radiology, P.A. (“SPRPA”) have been involved in a dispute regarding certain agreements entered into between the Company and SPRPA. On June 30, 2010, the Company entered into a series of related agreements which have resolved such dispute. Such agreements are described in further detail below.

Purchase Agreement. On June 30, 2010, the Company entered into an agreement (the “Purchase Agreement”) with FutureRad, LLC, a privately-held company (“FutureRad”), pursuant to which the Company sold all of the outstanding membership interests of its wholly-owned subsidiaries, Midwest Physicians Services, LLC (“MPS”) and Emergency Radiology Services, LLC (“ERS”), to FutureRad for $2 million in cash. MPS and ERS were originally purchased in a transaction with St. Paul Radiology, P.A. (“SPRPA”) in July 2007. Pursuant to the Purchase Agreement, the Company has agreed to indemnify FutureRad for customary matters. Subject to certain exceptions, the Company’s indemnification obligations with respect to breaches of its representations and warranties and claims by third parties are capped at $1 million. MPS provides business process services to SPRPA and its affiliates, including revenue cycle management, administrative and information technology services. ERS arranges for the provision of certain teleradiology services.

Termination Agreement. Concurrently with the sale of MPS and ERS, the Company, MPS and NightHawk Radiology Services, LLC, a wholly-owned subsidiary of the Company (“NRS”), on the one hand, and SPRPA and Midwest Radiology, LLC, an affiliate of SPRPA (“MWR”), on the other hand, entered into a termination agreement (the “Termination Agreement”), pursuant to which certain agreements between the parties, including administrative support services agreements, a professional services agreement and a data license agreement were terminated. In addition, SPRPA surrendered for cancellation a warrant to purchase 300,000 shares of the Company’s common stock that it received in connection with the original transaction in 2007.

Pursuant to the terms of the Termination Agreement, SPRPA and MWR agreed to pay an aggregate of $24 million, consisting of (i) an upfront cash payment to the Company of $10 million (which amount includes a payment of $2.5 million due to the Company and its affiliates for services previously rendered pursuant to the support services agreements being terminated) and (ii) periodic payments in an aggregate amount of $14 million pursuant to a promissory note to the Company (the “Note”). Pursuant to the terms of the Note, SPRPA is obligated to make (i) 48 equal monthly payments to the Company of $250,000 beginning August 16, 2010 and (ii) pay to the Company an aggregate of $2 million on or prior to March 31, 2011 in one or more installments.

Mutual General Release and Waiver. The Company and NRS, on the one hand, and SPRPA and certain of its affiliates, on the other hand, also entered into a mutual general release and waiver (the “SPRPA Release”) pursuant to which the parties released one another and their respective affiliates from any and all claims arising prior to June 30, 2010, including all claims that were the subject of the dispute between the parties. None of SPRPA and its affiliates released the Company and its affiliates from third party claims, if any, that are premised upon any omission of or action taken by the Company, NRS or certain of their affiliates prior to June 30, 2010; provided that recovery under such release for third party claims is capped at an aggregate of $1 million.

The foregoing summaries of the Purchase Agreement, Termination Agreement, Note and SPRPA Release do not purport to be complete and are qualified in their entirety by reference to the terms of such agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.

Consent to Amended and Restated Credit Agreement. The Company obtained the consent of the required lenders (as defined in the credit facility) under its Amended and Restated Credit Agreement, dated as of July 10, 2007 (the “credit facility”) with respect to the transactions described above. As consideration for such consent, the Company agreed to repay $26 million aggregate principal amount of indebtedness outstanding under the credit facility following the consummation of the transactions described above. The Company intends to use the net upfront proceeds of the transactions described above and cash on hand to satisfy such obligation. In addition, the Company has agreed to repay an additional $10 million aggregate principal amount of indebtedness outstanding under the credit facility on or prior to June 30, 2011. Pursuant to the terms of the credit facility, the Company is required under certain circumstances to use excess cash (as defined in the credit facility) to repay indebtedness outstanding under the credit facility. Pursuant to the consent, the amount that the Company would otherwise be required to pay with respect to fiscal years 2010 and 2011 pursuant to such provision will be reduced by an amount equal to the prepayment amounts contemplated in connection with the transactions described above. Finally, the Company has agreed to pledge the Note as security for its obligations under the credit facility.

A press release announcing the Company’s closing of the transaction described above and the entry into such agreements was issued on June 30, 2010 and is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 30, 2010, the Company sold all of the outstanding membership interests of MPS and ERS to FutureRad as described in Item 1.01 above. The pro forma impact of the sale of MPS and ERS on the Company’s financial statements is set forth in Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Certain unaudited pro forma financial information is filed hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 30, 2010.

99.2	Pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/S/ PAUL E. CARTEE
Paul E. Cartee
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 30, 2010.

99.2	Pro forma financial information.